UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 12, 2017, Ixia (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). Set forth below is a brief description of each matter voted upon at the Special Meeting, and the voting results with respect to each such matter.  Each of these matters is further described in the Company’s proxy statement for the Special Meeting filed with the Securities and Exchange Commission on March 14, 2017.

On March 13, 2017, the record date for shareholders entitled to notice of, and to vote at, the special meeting, 83,201,627 shares of the Company’s Common Stock were issued and outstanding. The holders of 69,204,160 shares of the Company’s Common Stock were present at the special meeting, either in person or represented by proxy, constituting a quorum.

1.             A proposal to approve the Agreement and Plan of Merger, dated as of January 30, 2017, as may be amended from time to time (the “Merger Agreement”), by and among the Company, Keysight Technologies, Inc., a Delaware corporation (“Keysight”), and, by a joinder dated February 2, 2017, Keysight Acquisition, Inc., a California corporation and a wholly owned subsidiary of Keysight (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “Merger”) as a wholly owned subsidiary of Keysight, as well as the principal terms of the Merger (the “Merger Proposal”):

Votes For 68,894,381	Votes Against 5,420	Abstentions 304,359	Broker Non-Votes 0

2.             A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Adjournment of the Special Meeting was deemed not necessary or appropriate because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.  Accordingly, no vote was taken on this proposal.

3.             A proposal to approve, on a non-binding, advisory basis, certain compensation that will be paid or may become payable to our named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the proxy statement:

Votes For 60,585,406	Votes Against 8,205,310	Abstentions 413,444	Broker Non-Votes 0

Pursuant to the foregoing votes, at the Special Meeting, the Company’s shareholders (i) approved the Merger Proposal, and (ii) approved, on a non-binding, advisory basis, certain compensation that will be paid or may become payable to our named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Date:	April 12, 2017	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel, and Corporate Secretary